SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934
Vornado Realty L.P.
(Exact name of registrant as specified in its charter)

Delaware	13-3925979

(State of incorporation or organization)	(I.R.S. Employer Identification No.)

888 Seventh Avenue
New York, New York	10019

(Address of principal executive offices)	(Zip Code)
Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

7.875% Public Income Notes due 2039	New York Stock Exchange
     If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☑
     If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐
     Securities Act registration statement file number to which this form relates: 333-138367-01
Securities to be registered pursuant to Section 12(g) of the Act: (None)

Item 1. Description of Registrant’s Securities to be Registered.
     The securities to be registered hereby are 7.875% Public Income Notes due 2039 (the “Notes”) issued by Vornado Realty L.P. (the “Registrant”). A description of the Notes is set forth in the prospectus, dated November 1, 2006, included in the registration statement on Form S-3 (Registration No. 333-138367-01) filed by the Registrant with the Securities and Exchange Commission (the “Commission”) on November 1, 2006, as supplemented by the Registrant’s prospectus supplement, dated September 23, 2009, filed by the Registrant with the Commission on September 24, 2009, pursuant to Rule 424(b) under the Securities Act of 1933, as amended, which description is incorporated herein by reference.
Item 2. Exhibits.
1.    “Description of Debt Securities” and “Description of the PINES” (incorporated by reference, respectively, to pages 8 through 30, inclusive, of the prospectus, dated November 1, 2006, filed with the Commission on November 1, 2006, and pages S-7 through S-14, inclusive, of the prospectus supplement, dated September 23, 2009, filed with the Commission September 24, 2009).
2.    Indenture, dated as of November 25, 2003, between Vornado Realty L.P. and The Bank of New York Mellon, as Trustee (incorporated by reference to Exhibit 4.10 to Vornado Realty Trust’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2005, filed with the Commission on April 28, 2005).
3.    Form of security (included in Exhibit 2 hereof).

SIGNATURE
     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

VORNADO REALTY L.P.
By:	Vornado Realty Trust, its general partner

By:	/s/ Alan J. Rice
	Name:	Alan J. Rice
	Title:	Senior Vice President

Date: October 5, 2009

Exhibit Index

Exhibit No.	Description of Exhibit

1.	“Description of Debt Securities” and “Description of the PINES” (incorporated by reference, respectively, to pages 8 through 30, inclusive, of the prospectus, dated November 1, 2006, filed with the Commission on November 1, 2006, and pages S-7 through S-14, inclusive, of the prospectus supplement, dated September 23, 2009, filed with the Commission September 24, 2009).

2.	Indenture, dated as of November 25, 2003, between Vornado Realty L.P. and The Bank of New York Mellon, as Trustee (incorporated by reference to Exhibit 4.10 to Vornado Realty Trust’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2005, filed with the Commission on April 28, 2005).

3.	Form of security (included in Exhibit 2 hereof).